UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

Aemetis, Inc.
Exact name of registrant as specified in its charter

Delaware	001-36475	26-1407544
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(408) 213-0940
Registrant's address and telephone number of principal executive office

N/A
Former name or former address, if changed since last report

Common Stock, par value $0.001	AMTX	NASDAQ Global Market
Title of class of registered securities	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01  Entry into a Material Definitive Agreement.

On February 4, 2026, Aemetis Biogas LLC ("ABGL"), a subsidiary of Aemetis, Inc., entered into an agreement, effective as of December 31, 2025, entitled Eleventh Waiver and Amendment to Series A Preferred Unit Purchase Agreement ("PUPA Eleventh Amendment"), with Protair-X Technologies Inc. ("Holder") and Third Eye Capital Corporation, as agent for the Holder. The Holder owns 100% of the Series A Preferred Units of ABGL (the "Preferred Units") pursuant to the original Series A Preferred Unit Purchase Agreement dated December 20, 2018, and its subsequent amendments. The PUPA Eleventh Amendment provides, among other provisions, (i) an extension of ABGL's existing requirement to redeem all of the Holder's outstanding Series A Preferred Units from December 31, 2025, to April 30, 2026 (the "Redemption Date"), and (ii) a modification to the aggregate redemption price to $114.7 million, which accounts for payments made by ABGL and also includes a $2 million fee increase for the PUPA Eleventh Amendment. The PUPA Eleventh Amendment further provides that if ABGL does not redeem the Preferred Units by the Redemption Date, ABGL will enter into a credit agreement with Protair-X and Third Eye Capital Corporation, in substantially the form attached to the PUPA Eleventh Amendment (the "Credit Agreement"), which entry would satisfy ABGL's redemption obligation. Once the Credit Agreement is entered, its key terms would include: (i) an effective date of May 1, 2026, (ii) a maturity date of May 1, 2027, (iii) accruing interest at a rate equal to the greater of 16.0% and the prime rate plus 10.0%, (iv) a requirement for Aemetis, Inc. and several of its subsidiaries (the "Guarantors") to guarantee ABGL's obligations, and (v) a grant of a security interest in the assets of ABGL and the Guarantors.

The foregoing summary of the material terms of the PUPA Eleventh Amendment is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1
Eleventh Waiver and Amendment to Series A Preferred Unit Purchase Agreement, by and between Aemetis Biogas LLC, Protair-X Technologies Inc., and Third Eye Capital Corporation (effective as of December 31, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

February 6, 2026	/s/ Eric A. McAfee
Eric A. McAfee
Chairman and Chief Executive Officer